Exhibit 99.1

Sapient Acquires Derivatives Consulting Group Limited

Sapient’s Trading and Risk Practice Expands in Fast-Growing Derivatives Operations Market

BOSTON--(BUSINESS WIRE)--Sapient (NASDAQ: SAPE) today announced that it acquired London-based Derivatives Consulting Group Limited (DCG), a leading provider of derivatives consulting and outsourcing services to investment banks, hedge funds, asset managers and commercial banking clients. DCG is a leader in partnering with the industry to provide derivative operations metrics and respond to the industry’s operational challenges.

With this acquisition, Sapient will add a globally integrated service in derivatives processing to the market-leading capabilities of its Trading and Risk Management (TRM) practice, which has been a key driver in Sapient’s growth. The addition of DCG will dramatically increase Sapient’s ability to address derivatives operations issues and further strengthen its unique position in the marketplace.

Sapient’s expanded TRM services will now include unique operations benchmarking, deep derivatives and process expertise, operations support, technology services and proven off-shore capabilities. These will help clients both manage the growth and complexity of derivatives transactions and eliminate the inefficiencies they currently experience in derivative operations.

“Today's volatile markets and increasingly strict regulatory environments make this an opportune time to add DCG’s capabilities to our TRM practice,” said Sapient President and Chief Executive Officer Alan Herrick. “Regulatory scrutiny has resulted in new demands on clients to maintain compliance and reduce the risk associated with the growing complexity and volumes of these transactions. Our TRM practice is already well established and this move will bolster our opportunities, both in the current uncertain times and in future growth markets. TRM and our interactive services represent the fastest growing parts of our business.”

David Easthope, senior analyst at Celent, a Boston-based financial research and consulting firm, concurs: “Given the growth in this area, clients are looking to partner with firms that can help them define and manage their derivative processes from start to finish. This allows them to reduce costs while strengthening their ability to respond to the regulatory and compliance demands associated with complex derivatives trading and processing.”

Sapient’s acquisition of DCG is supported by a number of key global trends. The worldwide derivatives market reached $677 trillion notional in 2007 and continues to grow dramatically, according to Celent. While derivatives volumes have grown, there has been a lag in operations infrastructure investments. This has created greater demand for operations support and technology. At the same time, government agencies such as the U.S. Federal Reserve and the Financial Services Authority have increased the regulation and scrutiny of derivatives transactions, further compounding the existing operational challenges.

DCG will operate within Sapient’s TRM practice, which provides high-end business consulting, program management, technology delivery and process outsourcing solutions focused on the specialized needs of risk enterprises. Key clients of the practice include the leading firms in the investment banking, asset management, hedge fund, insurance, oil & gas, utilities and agricultural sectors.

“As the premium choice for the world’s top global investment banks, we were eager to realize our full growth potential by combining our offering with Sapient’s strong business consulting, technology and outsourcing capabilities,” said Cameron Munro, co-chief executive officer, DCG. “This acquisition makes perfect sense for our clients and our organization. Our vision and culture map very closely to Sapient’s—and together we can provide a powerful and unique set of solutions for our combined client base. We are thrilled with this opportunity.”

Sapient Reports Second Quarter 2008 Results

Sapient also announced today in a separate news release its financial results for the second quarter ended June 30, 2008. Service revenues were up 29% from the second quarter a year ago.

About DCG

Headquartered in London, with offices in key trading centers such as New York and Singapore, DCG provides operational support for derivatives processing and advisory services to the world’s top investment banks and asset managers. DCG was incorporated in December 2003, is led by derivative experts Cameron Munro and Jonathan Davies and was named as one of the fastest growing companies in the UK by Real Business magazine.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Boston, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Gail Scibelli, +1-305-581-0095
gscibelli@sapient.com
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Jeff Drew, +1-617-758-4145
sapient@famapr.com